NSAR
Screen 38, 77(G.)
Series 5
Defaulted senior securities for the period ended June 30, 2003

1. Healthsouth Corp., 10.750%, due 10/01/2008
o    Reason for Default: Bankruptcy
o    Date of Default: 10/01/2002
o    Principal Amount: 805,000
o    Amount of  Default:  $72,355
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $89.88

2. Healthsouth Corp., 8.500%, due 02/01/2008
o    Reason for Default: Bankruptcy
o    Date of Default: 02/01/2003
o    Principal Amount: 810,000
o    Amount of  Default:  $34,425
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $42.50

3. US Airways, Inc., 9.820%, due 01/01/2013
o    Reason for Default: Bankruptcy
o    Date of Default: 07/01/2002
o    Principal Amount: 1,343,987
o    Amount of  Default:  $143,344
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $106.66

4. Worldcom, Inc., 6.950%, due 08/15/2028
o    Reason for Default: Bankruptcy
o    Date of Default: 02/15/2002
o    Principal Amount: 1,880,000
o    Amount of  Default:  $158,335
o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $84.22